================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FLIR SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             [FLIR SYSTEMS LOGO]

                            16505 S.W. 72nd Avenue
                            Portland, Oregon 97224
                                (503) 684-3731

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 2, 1999

                               ----------------

To the Shareholders of FLIR Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of FLIR Systems, Inc. (the "Company") will be held on Wednesday, June 2, 1999, at 2:00 p.m., at the World Trade Center, 25 S.W. Salmon Street, Portland, Oregon 97204 for the following purposes:

  1. Election of Directors. To elect two directors, each for a three-year term;

  2. Approval of 1999 Employee Stock Purchase Plan. To approve the FLIR Systems, Inc. 1999 Employee Stock Purchase Plan;

  3. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

  4. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on April 12, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,

                                          /s/ Robert P. Daltry

                                          Robert P. Daltry
                                          Chairman of the Board of Directors

Portland, Oregon
April 30, 1999

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              FLIR SYSTEMS, INC.
                            16505 S.W. 72nd Avenue
                              Portland, OR 97224
                                (503) 684-3731

                               ----------------

                                PROXY STATEMENT
                                    for the
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 2, 1999

                               ----------------


                                 INTRODUCTION

General

  This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation ("FLIR" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on June 2, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, approve the Company's 1999 Employee Stock Purchase Plan, ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about May 3, 1999.

Solicitation, Voting and Revocability of Proxies

  The Board of Directors has fixed the close of business on April 12, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,000 beneficial holders of the 14,145,704 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors, FOR approval of the Company's 1999 Employee Stock Purchase Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

  Under the Company's articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

  In December 1997, the Company acquired all of the outstanding shares of capital stock of AGEMA Infrared Systems AB, a corporation organized under the laws of Sweden, and certain of its affiliates ("AGEMA") in exchange for a total of 4,162,000 shares of the Company's Common Stock (the "Acquisition"). The Acquisition was completed effective as of December 1, 1997 pursuant to the terms of a Combination Agreement dated as of October 6, 1997 (the "Combination Agreement") by and among FLIR, Spectra-Physics AB, a corporation organized under the laws of Sweden ("Spectra") and certain of Spectra's affiliates (together, the "Spectra Companies"). Pursuant to the terms of the Combination Agreement, FLIR agreed to use its reasonable best efforts to cause three persons designated by Spectra to be elected to the Board of Directors, and to cause the number of designees of Spectra serving on the Board of Directors to be maintained at the number described below: (i) three designees if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own thirty percent (30%) or more of the then issued and outstanding shares of Common Stock, (ii) two designees if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own less than thirty percent (30%) but more than or equal to twenty percent (20%) of the then issued and outstanding shares of Common Stock, and
(iii) one designee if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own less than twenty percent (20%) but more than or equal to ten percent (10%) of the then issued and outstanding shares of Common Stock. If at some point in the future the Spectra Companies own less than ten percent (10%) of the then issued and outstanding shares of Common Stock, the Spectra Companies shall no longer be entitled to the rights described above. Lars Spongberg, Patrick L. Edsell and Egon Linderoth were elected to the Board of Directors at the 1998 Annual Meeting as designees of Spectra.

  In February 1999, Thermo Instrument Systems, Inc., a majority-owned, publicly traded subsidiary of Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), acquired substantially all of the outstanding capital stock of Spectra. As a result of such acquisition, Thermo Electron became the beneficial owner of the 4,162,000 shares of Common Stock owned by Spectra and its affiliates. These shares represent approximately 29.4% of the shares of Common Stock outstanding as of April 12, 1999. By virtue of its stock ownership position and Board representation, Thermo Electron will be able to significantly influence the direction and policies of FLIR, the election of the FLIR Board of Directors and the outcome of any other matter requiring shareholder approval, including any merger, consolidation, sale of substantially all of the assets of FLIR and other change of control transaction.

  Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the

Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 12, 1999, principal occupation or employment during the past five years, the periods during which he has served as a director of FLIR, the expiration of his term as a director and the positions currently held with FLIR.

                                Director Expiration
   Nominees:                Age  Since    of Term   Position Held with FLIR
   ---------                --- -------- ---------- -----------------------
   Robert P. Daltry          55   1987      1999    Chairman of the Board of
                                                    Directors
   John C. Hart              65   1987      1999    Director

   Continuing Directors:
   ---------------------
   Patrick L. Edsell         51   1998      2000    Director
   Egon Linderoth            62   1998      2000    Director
   Ronald L. Turner          52   1993      2000    Director
   W. Allen Reed             51   1992      2001    Director
   Lars Spongberg            54   1998      2001    Director
   J. Kenneth Stringer III   46   1993      2001    President, Chief Executive
                                                    Officer and Director

  Robert P. Daltry. Mr. Daltry joined the Company in 1987 as President and Chief Executive Officer and a member of the Board of Directors. He was elected Chairman of the Board of Directors in April 1993. He served as Chief Executive Officer until December 1998. From 1984 to 1987, Mr. Daltry was employed by Lear Siegler, Inc., an aerospace company, where he served as Vice President of Marketing for the Instrument and Avionics Systems Division. From 1981 to 1984, Mr. Daltry served as Regional Manager for Singer-Kearfott, an aerospace company. Mr. Daltry holds a B.A. in Accounting from Grove City College.

  John C. Hart. Mr. Hart has served as a Director of the Company since February 1987 and as Chairman of the Board of Directors from 1987 to April 1993. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer and a member of the Board of Directors of Louisiana-Pacific Corporation.

  Patrick L. Edsell. Mr. Edsell was elected to the Board of Directors in December 1997 in connection with the Company's acquisition of AGEMA. Mr. Edsell is currently President and Chief Executive Officer of Spectra-Physics Lasers, Inc., formerly the U.S. subsidiary of Spectra-Physics AB, and has served in that capacity since 1990. Mr. Edsell also served as Vice President of Finance and Chief Financial Officer of Spectra-Physics AB from 1984 to 1991. A graduate of the U.S. Air Force Academy with a B.S. in Economics, Mr. Edsell received an M.A. in Economics from Ohio State University and an MBA from the University of New Mexico.

  Egon Linderoth. Mr. Linderoth was elected to the Board of Directors in December 1997 in connection with the Company's acquisition of AGEMA. Mr. Linderoth is President of Ostermans Aero AB, an aerospace company in Sweden. Prior to joining Ostermans, Mr. Linderoth served as President and Chief Executive Officer of Celsius Industries AB from 1995 to 1996, and President and Chief Executive Officer of Bofors AB from 1992 to 1995. Mr. Linderoth currently serves on the Board of Directors of Spectra-Physics AB, the Swedish Industrial Development Fund, Faufoss AS, Karlskoga Invest AB and is a member of the Swedish Royal Academy of War Science. Mr. Linderoth received his Baccalaureate in 1958 and an MBA from the Stockholm School of Economics.

  Ronald L. Turner. Mr. Turner was elected to the Board of Directors in 1993. Mr. Turner is President and Chief Operating Officer of Ceridian Corporation. Mr. Turner also served as Executive Vice President, Operations from 1997 to 1998. From 1993 to 1997, Mr. Turner served as President and Chief Executive Officer of Computing Devices International, an aerospace company, which was a division of Ceridian Corporation. From 1987 to 1993, Mr. Turner was President and Chief Executive Officer of GEC-Marconi Electronic Systems Corporation, a defense electronic company. Prior to 1987, Mr. Turner worked for Martin Marietta Corporation for 14 years in a variety of executive positions. Mr. Turner serves on the Board of Directors of Ceridian Corporation, BTG, Inc., Government Electronics and Information Technology Association and on the Board of

Governors and Executive Committee of the Electronic Industries Alliance. He is also a past President and a member of the Board of Governors of the Massachusetts Institute of Technology Society of Sloan Fellows.

  W. Allen Reed. Mr. Reed has served as a Director of the Company since April 1992. Mr. Reed is President of General Motors Investment Management Corporation. From 1991 to 1994, Mr. Reed was Vice President and Treasurer of GM Hughes Electronics Corporation and Hughes Aircraft Company ("Hughes"). From 1984 to 1991, Mr. Reed was President of the Hughes Investment Management Company, a wholly-owned subsidiary of Hughes. Prior to joining Hughes, Mr. Reed was Vice President and Portfolio Manager for Allen & Associates Investment Management Company. Mr. Reed serves on the Boards of Directors of Westrec Financial Corporation, General Motors Acceptance Corporation, Motors Insurance Corp., Taubman Centers, Inc. and Foreign Fund, Inc. Mr. Reed also serves as Chairman of the Investment Advisory Committee for the Howard Hughes Medical Institute.

  Lars Spongberg. Mr. Spongberg was elected to the Board of Directors in December 1997 in connection with the Company's acquisition of AGEMA. Mr. Spongberg has served as President of Spectra-Physics AB, the parent company of AGEMA, since 1997 and a member of the Board of Directors since April 1997. From 1995 to 1996, he was Senior Vice President of Autoliv AB, an automotive parts manufacturer, and was previously Senior Vice President of Svenska Handelsbaken, a Swedish commercial bank, from 1993 to 1995.

  J. Kenneth Stringer III. Mr. Stringer joined the Company in 1984 as Vice President of Finance and Chief Financial Officer and was appointed Executive Vice President in 1990. Mr. Stringer was elected to the Board of Directors in April 1993. In April 1995, Mr. Stringer was appointed President and Chief Operating Officer. In December 1998, Mr. Stringer was appointed Chief Executive Officer. Prior to joining the Company, Mr. Stringer spent six years with Evans Products Company, Portland, Oregon, as Director of Financial Reporting. He started his career with Touche Ross and Company (which subsequently became Deloitte & Touche). Mr. Stringer received his B.S. degree from the University of Oregon.

  Board of Directors Committees and Nominations by Shareholders. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Board of Directors has appointed a standing Audit Committee. The members of the Audit Committee currently are Messrs. Reed and Edsell. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and management's response to that letter, if deemed necessary. The audit committee met twice during the fiscal year ended December 31, 1998. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31, 1998, the Compensation Committee held two meetings. The members of the Compensation Committee currently are Messrs. Hart, Spongberg and Turner.

  During 1998 the Company's Board of Directors held seven meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  See "Management--Executive Compensation" for certain information regarding compensation of directors.

  The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

Executive Officers

  The executive officers of the Company are as follows:

Name                      Age Position
----                      --- --------
Robert P. Daltry........  55  Chairman of the Board of Directors
J. Kenneth Stringer III.  46  President and Chief Executive Officer
Arne Almerfors..........  54  Executive Vice President
James A. Fitzhenry......  43  Vice President, General Counsel and Secretary
Dr. J. Richard Kerr.....  61  Vice President, Advanced Technology Business Development
William N. Martin.......  43  Vice President, Sales
Steven R. Palmquist.....  48  Vice President, Operations
J. Mark Samper..........  38  Vice President, Finance and Chief Financial Officer
David Smith.............  39  Vice President, International Sales
William A. Sundermeier..  35  Vice President, Product Strategy

  Information concerning the principal occupation of Messrs. Daltry and Stringer is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  Arne Almerfors. Mr. Almerfors joined the Company in December 1997 in connection with the Company's acquisition of AGEMA, and currently serves as Executive Vice President. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer of AGEMA. He also served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices, from 1989 to 1995. Mr. Almerfors received his B.S. and MBA degrees from the University of Stockholm. Mr. Almerfors received a Masters in Political Science in addition to post-graduate courses in corporate finance and accounting from the University of Stockholm.

  James A. Fitzhenry. Mr. Fitzhenry joined the Company in 1993 as Corporate Counsel and Director of Administration, and was appointed Vice President, General Counsel and Secretary in 1995. From 1990 to 1993, Mr. Fitzhenry served in the White House during the Bush Administration in the Office of Policy Development and the Office of Cabinet Affairs. Previously, he served as legal counsel and legislative director to Senator Mark O. Hatfield (R-Ore.) and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon and received his J.D. and MBA degrees from Willamette University.

  Dr. J. Richard Kerr. Dr. Kerr joined the Company in 1987 as Vice President for Engineering and Product Development. In 1995, Dr. Kerr was appointed Vice President of Advanced Development. Previously he acted as a consultant with several venture capital firms and start-up high technology businesses for four years. He was Vice President for Marketing of Flight Dynamics, an aviation electronics company, from 1979 to 1984. Dr. Kerr also served as President, Vice President and Professor of the Oregon Graduate Center. Dr. Kerr received his Ph.D., M.S. and B.S. in Electrical Engineering from Stanford University.

  William N. Martin. Mr. Martin joined the Company in 1994 as Director of Sales and was appointed Vice President, Sales for the Company in 1995. Prior to joining the Company, Mr. Martin was employed by AGEMA Infrared Systems, Inc., where he initially served as Western Regional Sales Manager and then National Sales Manager. Prior to joining AGEMA, Mr. Martin served as Regional Manager for Hughes Aircraft Company. Mr. Martin, who is an instrument multi-engine commercial pilot, attended Wichita State University, majoring in speech and communications.

  Steven R. Palmquist. Mr. Palmquist joined the Company in January of 1997 as Vice President of Engineering and was named Vice President of Operations in January 1998. Since 1988, Mr. Palmquist has held several management positions with Tektronix, Inc., including Product Definition and Development Manager, Business Unit Manager for the Color Printer Division, and Vice President of Engineering. From 1983 to 1988 he was the founder, President and Chief Executive Officer of Integrated Measurement Systems, Inc. Mr. Palmquist received a B.S. in Electrical Engineering from Washington State University and a M.S. in Electrical Engineering from the University of Illinois.

  J. Mark Samper. Mr. Samper joined the Company in 1990 as Corporate Controller and was appointed Vice President of Finance and Chief Financial Officer in March 1995. Prior to joining the Company, Mr. Samper spent six years with Price Waterhouse where he served as an Audit Manager. Mr. Samper received his B.S. degree from Oregon State University, with a major in accounting. He is also a Certified Public Accountant.

  David Smith. Mr. Smith joined the Company in December of 1997 in connection with the Company's acquisition of AGEMA and currently serves as Vice President of International Sales. Since 1996, Mr. Smith has served as President of AGEMA Infrared Systems, Inc., the U.S. subsidiary of AGEMA. From 1993 to 1996,
Mr. Smith served as the UK Sales Director for AGEMA Infrared Systems, Ltd., the British subsidiary of AGEMA. Mr. Smith received his national diploma from Wetford Technical College, England and his engineering degree from the Hatfield Polytechnic Institute, England.

  William A. Sundermeier. Mr. Sundermeier joined the Company in 1994 as Product Marketing Manager and was appointed Director of Product Marketing in 1995. Mr. Sundermeier currently serves as the Vice President of Product Strategy. Prior to joining the Company, Mr. Sundermeier was a founder of Quality Check Software, Inc. (QCS) in 1993. From 1985 to 1993, Mr. Sundermeier served as Product Line Manager at Cadre Technologies, Inc. Mr. Sundermeier also served as Software/Hardware Engineer at Tektronix, Inc. from 1980 to 1985. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table provides information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1998, 1997 and 1996 or such periods as the named executive officer was an officer of the Company.

                                                       Long-term
                           Annual Compensation        Compensation
                          ---------------------- ----------------------
                                                  Stock    Long-term
Name and Principal                               Options Incentive Plan   All
Position                  Year  Salary   Bonus   Granted   Payouts(1)   Other(2)
------------------        ---- -------- -------- ------- -------------- --------
Robert P. Daltry........  1998 $271,202 $230,000 30,000     $320,065     $5,000
Chairman of the Board of  1997  252,872  122,500 25,000      607,500      4,750
 Directors                1996  227,846  130,000 10,000      183,315      5,550

J. Kenneth Stringer III.  1998  225,726  180,000 25,000      240,049      5,000
President, Chief          1997  216,292   99,000 20,000      455,625      4,750
 Executive Officer        1996  183,125  100,000  8,000      137,486      5,775
 and Director

Steven R. Palmquist.....  1998  184,750   67,500 12,000       80,016      5,000
Vice President,           1997  163,596   50,000 15,000      151,875      1,031
 Operations

William N. Martin.......  1998  178,500   40,000 12,000       80,016         --
Vice President, Sales     1997  174,484   50,000 11,000      151,875         --
                          1996  175,956   35,000  5,000       45,829         --

James A. Fitzhenry......  1998  159,579   55,000 12,000       80,016      5,000
Vice President, General   1997  149,391   40,000 11,000      151,875      4,750
 Counsel and              1996  134,584   35,000  5,000       45,829      5,113
 Secretary

--------
(1) The amounts set forth under Long-term Incentive Plan Payouts represent the dollar value of shares of restricted stock that were earned in 1996, 1997 and 1998 based upon achievement of specified performance goals. The value of these shares was calculated based upon the closing price of the Common Stock on December 31, 1996, February 3, 1998 and October 7, 1998, respectively.
(2) The amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officers to the Company sponsored 401(k) employee savings and retirement plan covering all of the Company's employees.

Stock Options

  The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1998 under the Company's stock options plans:

                                                                          Potential
                                                                      Realizable Value
                                                                      at Assumed Annual
                                      Percent of                       Rates of Stock
                          Number of     Total                               Price
                          Securities   Options                        Appreciation for
                          Underlying  Granted to Exercise              Option Term (2)
                            Options   Employees    Price   Expiration -----------------
Name                      Granted (1)  in 1998   Per Share    Date       5%       10%
----                      ----------  ---------- --------- ---------- -------- --------
Robert P. Daltry........    30,000       8.2%     $16.88    02/03/08  $318,378 $806,832
J. Kenneth Stringer III.    25,000       6.8%     $16.88    02/03/08   265,315  672,360
Steven R. Palmquist.....    12,000       3.3%     $16.88    02/03/08   127,351  322,733
William N. Martin.......    12,000       3.3%     $16.88    02/03/08   127,351  322,733
James A. Fitzhenry......    12,000       3.3%     $16.88    02/03/08   127,351  322,733

--------
(1) Options granted in 1998 become exercisable starting 12 months after the grant date, with one-third of the options becoming exercisable at that time and with an additional one-third of the options becoming exercisable on the second and third anniversary dates of the option grant, respectively.
(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

Options Exercised in Last Fiscal Year and Fiscal Year End Option Values

  The following table sets forth, for each of the named executive officers, the shares acquired during 1998 and the related value realized, and the number and value of unexercised options as of December 31, 1998.

                          Options Exercised      Number of Securities             Value of Unexercised
                            in Last Fiscal      Underlying Unexercised            In-the-Money Options
                               Year(1)       Options at December 31, 1998        at December 31, 1998(2)
                          ------------------ --------------------------------   -------------------------
                          Number of  Value
                           Shares   Realized  Exercisable      Unexercisable    Exercisable Unexercisable
                          --------- -------- --------------   ---------------   ----------- -------------
Robert P. Daltry........    9,600   $176,400          129,000           50,000  $1,821,917    $393,333
J. Kenneth Stringer III.    6,000     88,650           77,850           41,000   1,011,530     321,042
Steven R. Palmquist.....        0          0            5,000           22,000      40,938     158,375
William N. Martin.......    5,334     30,087            5,000           21,000      54,374     168,042
James A. Fitzhenry......    6,167     44,305            1,666           21,000      15,825     168,042

--------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.
(2) The value of unexercised in-the-money options is based on the difference between $23.25, which was the closing price of the Common Stock on December 31, 1998, and the applicable exercise price.

Restricted Stock Awards

  The following table sets forth information concerning outstanding restricted stock awards for each of the named executive officers:

                                                          Estimated Future Payouts
                                                         under Non-Stock Price Based
                                                                  Plans(1)
                                                         ---------------------------
                                                                             Maximum
                                    Performance or Other Threshold  Target   Number
                           Number       Period Until      Number    Number     of
Name                      of Shares Maturation or Payout of Shares of Shares Shares
----                      --------- -------------------- --------- --------- -------
Robert P. Daltry........       --                  --        --         --       --
J. Kenneth Stringer III.    6,000     1/1/99-12/31/99         0      4,905    6,000
                            6,000     1/1/00-12/31/00         0      4,905    6,000
                            6,000     1/1/01-12/31/01         0      4,905    6,000
Steven R. Palmquist.....    4,000     1/1/99-12/31/99         0      3,270    4,000
                            4,000     1/1/00-12/31/00         0      3,270    4,000
                            4,000     1/1/01-12/31/01         0      3,270    4,000
William N. Martin.......    4,000     1/1/99-12/31/99         0      3,270    4,000
                            4,000     1/1/00-12/31/00         0      3,270    4,000
                            4,000     1/1/01-12/31/01         0      3,270    4,000
James A. Fitzhenry......    4,000     1/1/99-12/31/99         0      3,270    4,000
                            4,000     1/1/00-12/31/00         0      3,270    4,000
                            4,000     1/1/01-12/31/01         0      3,270    4,000

--------
(1) Payouts of awards are tied to the Company's achievement of specified levels of pretax earnings growth, pretax return on equity and stock price appreciation. No payouts are made if the Company does not achieve at least 10% growth in pretax earnings and pretax return on equity, and stock price appreciation at least equal to that of a pre-selected index during the performance period. The maximum payout is made if pretax earnings growth exceeds 25%, pretax return on equity exceeds 17.5% and stock price appreciation exceeds the performance of the index by more than 20%. A cash payment representing 80% of the value of the shares earned will be paid to each of the named executive officers to cover the tax consequences of the total award.
(2) The target number of shares payable with respect to the 1999, 2000 and 2001 performance periods are not presently determinable. As required by the regulations of the Securities and Exchange Commission, the target number of shares shown for such performance periods represent the number of shares that would be earned for each period based on the Company's actual performance in 1998.

Employment Agreements

  FLIR has entered into employment agreements (the "Employment Agreements") with certain of its executive officers, including Robert P. Daltry, J. Kenneth Stringer III, Arne Almerfors, James A. Fitzhenry, William N. Martin, Steven R. Palmquist, David Smith and J. Mark Samper. Each of the Employment Agreements is for a term ending December 31, 2001, provided that if a Change of Control (as defined) occurs before December 31, 2001, the Employment Agreements will continue in effect until two years after the Change in Control. If the executive officer resigns voluntarily or is properly terminated for Cause (as defined) all pay and benefits under the Employment Agreement will cease as of the effective date of the termination or resignation. In the event of the death of an executive officer, the designated beneficiary of the executive officer would receive a lump sum payment equal to twelve months base salary at the then current rate. With respect to Messrs. Daltry and Stringer, in the event that the employment of such executive officer is terminated by the Company without cause, such executive officer would be entitled to receive a lump sum payment in an amount equal to two year's base salary plus bonuses earned through the date of termination. For a period of two years following the Change of Control, each executive officer would have the right to terminate his employment for Good Reason (as defined), and to receive upon such termination a lump sum payment in an amount equal to two times (three times in the case of Messrs. Daltry and Stringer) their average annualized compensation during the five year period preceding the Change of Control. In addition, the executive officers would be entitled to the continuation of health and insurance benefits for certain periods. For purposes of the Employment Agreements, a "Change of Control" includes (i) any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the surviving corporation in the transaction, (ii) the acquisition by any person of 20 percent or more of the Company's total combined voting power, (iii) the liquidation of the Company of the sale of substantially all of its assets, and (iv) a change in the composition of the Board of Directors during any 24 month period such that the directors in office at the beginning of the period and/or their successors who were elected by or on the recommendation of the directors in office at the beginning of the period do not constitute at least a 70 percent majority of the Board. In connection with the Company's acquisition of AGEMA, the Employment Agreements were amended to provide that the consummation of that transaction would not constitute a Change of Control for purposes of the Employment Agreements. This amendment to the Employment Agreements will terminate and become null and void upon the acquisition by Spectra-Physics AB and/or its affiliates of any shares of Common Stock if at the time of such acquisition Spectra and its affiliates would beneficially own more than 45 percent of the issued and outstanding shares of Common Stock. In connection with the acquisition by an affiliate of Thermo Electron Corporation of substantially all of the outstanding capital stock of Spectra, the Employment Agreements were amended to provide that the consummation of that transaction would not constitute a Change of Control for purposes of the Employment Agreements. This amendment to the Employment Agreements will terminate and become null and void if (i) Thermo Electron Corporation acquires any shares of Common Stock in excess of those shares held by Spectra, or (ii) asserts any right to representation on the Board of Directors. For purposes of the Employment Agreements, "Cause" means the failure to satisfactorily perform the duties assigned to the executive officer within a certain period after notice of such failure is given and commission of certain illegal or wrongful acts.

Director Compensation

  The members of the Company's Board of Directors are not compensated for their service on the Board, but are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Under the Company's 1993 Stock Option Plan for Nonemployee Directors, as amended, an option to purchase 6,000 shares of Common Stock is automatically granted to each nonemployee director each year on the day of the Annual Meeting.

Compensation Committee Report

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman of the Board of Directors and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

  Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

  Executive Compensation Components. The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

  Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 1998 were reasonable as compared to amounts paid by companies of similar size.

  Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain earnings criteria. For 1998 annual bonuses equal to 0% to 85% of base salaries were paid to executive officers based on the Company's achievement of such predetermined earnings criteria.

  Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

  Options to purchase 137,000 shares of the Company's Common Stock were granted to the Company's executive officers (including the Company's Chief Executive Officer) for 1998 on March 5, 1999 with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant $17.125. These options vest cumulatively in three annual installments of 33% and expire ten years from the date of grant.

  Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Robert P. Daltry, the Chairman of the Board of Directors and Chief Executive Officer of the Company, for services rendered in 1998. Mr. Daltry received a base salary of $271,202 for 1998. He also earned a $230,000 bonus and a grant of 16,351 shares of the Company's Common Stock, and received a cash payment of $142,251 to cover the income tax consequences of the stock grant. Mr. Daltry received the bonus and the stock grant based upon achieving particular financial performance goals specified in advance by the Compensation Committee. On March 5, 1999, Mr. Daltry also received options to purchase 30,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE

John C. Hart
Lars Spongberg
Ronald L. Turner

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee during the fiscal year ended December 31, 1998, were Messrs. Hart, Spongberg and Turner.

Stock Performance Graph

  The following graph compares the monthly return for the Company, the Standard & Poors Mid-Cap 400 Index and the Hambrecht & Quist Technology Index.

                         COMPARISON OF MONTHLY RETURN*
             AMONG FLIR SYSTEMS, INC., THE S & P MIDCAP 400 INDEX
                  AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]
                            PERFORMANCE GRAPH DATA

                                                         S&P Midcap 400
        Dates         FLIR Systems    H&Q Technology     Index Returns
        -----         ------------    --------------     --------------
          Dec-93           100.00           100.00             100.00
          Mar-94           141.03           103.69              96.21
          Jun-94           132.05            94.85              92.70
          Sep-94           125.64           108.17              98.98
          Dec-94           133.33           120.12              96.42
          Mar-95           158.97           134.52             104.31
          Jun-95           146.15           167.80             113.41
          Sep-95           125.64           189.64             124.47
          Dec-95           125.64           179.61             126.26
          Mar-96           125.64           183.07             134.03
          Jun-96           125.64           196.11             137.89
          Sep-96           134.62           208.18             141.90
          Dec-96           141.03           223.23             150.50
          Mar-97           166.67           212.78             151.75
          Jun-97           161.54           256.11             176.15
          Sep-97           203.85           310.39             202.04
          Dec-97           212.82           261.72             199.04
          Mar-98           207.69           316.89             220.96
          Jun-98           176.92           324.43             216.23
          Sep-98           135.90           288.39             184.95
          Dec-98           238.46           407.08             237.07

--------
* The monthly return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the Standard & Poors Mid-Cap 400 Index and the Hambrecht & Quist Technology Index is based on the stock price on June 22, 1993, the date of the Company's initial public offering.

Section 16 Reports

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all
Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1998, except for Messrs. Daltry, Stringer, Fitzhenry, Martin, Palmquist and Samper, each of whom inadvertantly filed a Form 4 late.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  The Company and Hughes Aircraft Company ("Hughes") were related parties as a result of Hughes' stock ownership interest in the Company. The Company purchased inventory parts from Hughes and its subsidiaries during the year ended December 31, 1998 in the amount of $659,000. Sales of the Company's products to Hughes amounted to $211,000 for the year ended December 31, 1998. Hughes is a wholly-owned subsidiary of Raytheon Company. Sales of the Company's products to Raytheon for the year ended December 31, 1998 amounted to $8,824,000. All transactions with Hughes and Raytheon were on terms no more favorable then those available to unaffiliated third parties. During 1998, Hughes disposed of its stock in the Company and accordingly was no longer a related party at December 31, 1998.

  Spectra-Physics AB and subsidiaries ("Spectra") and the Company are related parties as a result of Spectra's representation on the Board of Directors and stock ownership interest in the Company. During 1998, the Company was indebted to Spectra in the maximum amount of $5,031,000 as a result of debt assumed by the Company in connection with the acquisition of AGEMA. This amount was repaid in July 1998.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 12, 1999 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

                                                       Shares of
                                                      Common Stock   Percent
                                                      Beneficially Common Stock
Name and Address of Beneficial Owner                    Owned(1)   Outstanding
------------------------------------                  ------------ ------------
Thermo Electron Corporation(2).......................  4,162,000       29.4%
81 Wyman Street
Waltman, MA 02454

Franklin Resources, Inc.(3)..........................  1,295,730        9.2%
777 Mariners Island Blvd.
San Mateo, CA 94404

Advent International Corporation(4)..................    996,524        7.0%
75 State Street
Boston, MA 02109

Robert P. Daltry.....................................    291,146        2.0%
Patrick L. Edsell(5).................................     12,000          *
John C. Hart.........................................     39,000          *
Egon Linderoth(6)....................................     12,000          *
W. Allen Reed........................................     39,000          *
Lars Spongberg(7)....................................     12,000          *
J. Kenneth Stringer III..............................    169,585        1.2%
Ronald L. Turner.....................................     39,000          *
James A. Fitzhenry...................................     22,920          *
William N. Martin....................................     26,754          *
Steven R. Palmquist..................................     23,088          *
Directors and Executive Officers as a group (16
 persons)(8).........................................    769,940        5.3%

--------
 *  Less than one percent (1%).
(1) Applicable percentage of ownership is based on 14,145,704 shares of FLIR Common Stock outstanding as of April 12, 1999. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from April 12, 1999 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 12, 1999 is as follows: Mr. Daltry -- 150,667; Mr. Hart -- 39,000; Mr. Reed -- 39,000; Mr. Stringer -- 95,517; Mr. Turner -- 39,000; Mr.
     Edsell--12,000; Mr. Linderoth -- 12,000; Mr. Spongberg -- 12,000; Mr. Martin -- 14,333; Mr. Fitzhenry -- 10,999; Mr. Palmquist -- 14,000; and all officers and directors as a group -- 495,010.
(2) This information as to beneficial ownership is based on a Schedule 13D filed by Thermo Electron Corporation with the Securities and Exchange Commission on March 3, 1999. The Schedule 13D states that (i) Thermo Electron Corporation is the beneficial owner of 4,162,000 shares of Common Stock as to which it has sole voting and dispositive power, and
     (ii) the 4,162,000 shares of Common Stock as to which beneficial ownership is reported are held by Spectra-Physics AB, which is a majority-owned subsidiary of Thermo Instrument Systems, Inc., a majority-owned publicly traded subsidiary of Thermo Electron Corporation.
(3) This information as to beneficial ownership is based on a Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on January 28, 1999. The Schedule 13G states that Franklin Resources and its affiliates are the beneficial owners of 1,295,730 shares of Common Stock as to which certain affiliates of Franklin Resources have sole voting and dispositive power.
(4) This information as to beneficial ownership is based on a Schedule 13G/A filed with the Securities and Exchange Commission on April 9, 1999 by Global Private Equity II Limited Partnership, Advent Direct Investment Program Limited Partnership, Advent Israel Limited Partnership, Advent Israel (Bermuda) Limited Partnership, EnviroTech Investment Fund I
     Limited Partnership (together the "Advent Partnerships"), Advent International Corporation ("AIC") and Advent International Limited Partnership ("AILP"). The Schedule 13G/A states that AIC is the General Partner of AILP which in turn is the General Partner of each of the Advent Partnerships and, as such, that AIC has sole voting and sole dispositive power with respect to the 996,524 shares of Common Stock as to which beneficial ownership is reported.
(5)  Mr. Edsell is President of Spectra-Physics Lasers, Inc., a U.S.
     subsidiary of Spectra-Physics AB, and serves on the Company's Board of Directors as a designee of Spectra-Physics AB. Mr. Edsell disclaims beneficial ownership of the 4,162,000 shares of Common Stock held by Spectra-Physics AB and beneficially owned by Thermo Electron Corporation.
(6) Mr. Linderoth serves on the Company's Board of Directors as a designee of Spectra-Physics AB. Mr. Linderoth disclaims beneficial ownership of the 4,162,000 shares of Common Stock held by Spectra-Physics AB and beneficially owned by Thermo Electron Corporation.
(7) Mr. Spongberg is President of Spectra-Physics AB. Mr. Spongberg disclaims beneficial ownership of the 4,162,000 shares of Common Stock held by Spectra-Physics AB and beneficially owned by Thermo Electron Corporation.
(8) Does not include the 4,162,000 shares of Common Stock held by Spectra-Physics AB, as to which all directors and executive officers disclaim beneficial ownership.

                 APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

  On January 28, 1999 the Board of Directors adopted, subject to shareholder approval, the FLIR Systems, Inc. 1999 Employee Stock Purchase Plan (the "ESPP"). The Company has reserved a total of 1,500,000 shares of Common Stock for issuance under the ESPP. The purpose of the ESPP is to provide a convenient and practical means by which employees may participate in stock ownership of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of Common Stock pursuant to the ESPP is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. The following is a summary of the basic terms and provisions of the ESPP, a complete copy of which is attached to this Proxy Statement as Exhibit A.

  The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring shareholder approval.

  All regular status employees of the Company and its subsidiaries, including the Company's officers, are eligible to participate in the ESPP if they: (i) are customarily employed in a position with regular hours of more than 20 hours a week, and (ii) are customarily employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, with enrollment dates (the "Enrollment Dates") on the first day of each offering period. During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Common Stock on the Enrollment Date of the offering period or (b) the fair market value on the date of purchase. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period.

  Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason the payroll deductions credited to the participant's account will be returned to the participant.

  As of April 12, 1999, there were 850 employees of the Company eligible to participate in the ESPP. Participation in the ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, the names or positions of the participants and the amounts of future purchases under the ESPP are not determinable at this time. As of the date of this Proxy Statement, no options to purchase shares of Common Stock have been granted under the ESPP.

  The ESPP shall continue in effect for a term of ten years from the earlier of its adoption by the Board of Directors or approval by the shareholders of the Company, unless earlier terminated by the Board of Directors.

  The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

  If the participant disposes of shares purchased pursuant to the ESPP more than two years from the Enrollment Date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

  If the participant disposes of shares purchased pursuant to the ESPP within two years after the Enrollment Date or within one year after the purchase date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

  The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

Board Recommendation

  For reasons discussed above, the Board recommends a vote FOR approval of the ESPP. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. Proxies solicited by the Board will be voted FOR approval of the ESPP unless a vote against the proposal or abstention is specifically indicated.

    The Board of Directors unanimously recommends a vote FOR this proposal.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed PricewaterhouseCoopers LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the Company's shareholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1999. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    The Board of Directors unanimously recommends a vote FOR this proposal.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 Annual Meeting of Shareholders must be received by the Company not later than December 31, 1999, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $2,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1998 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224.

                                          By Order of the Board of Directors

                                          /s/ Robert P. Daltry

                                          Robert P. Daltry
                                          Chairman of the Board of Directors

Portland, Oregon
April 30, 1999

                                   EXHIBIT A
                              FLIR SYSTEMS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

  The following provisions constitute the FLIR Systems, Inc. 1999 Employee Stock Purchase Plan.

  1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  2. Definitions.

  2.1 "Account" shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in the cash contributions to his or her account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

  2.2 "Board" shall mean the Board of Directors of the Company.

  2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

  2.4 "Committee" shall mean the Compensation Committee of the Board.

  2.5 "Common Stock" shall mean the Common Stock of the Company.

  2.6 "Company" shall mean FLIR Systems, Inc., an Oregon corporation.

  2.7 "Compensation" shall mean all base straight time gross earnings plus payments for overtime, shift premiums and sales commissions, but excluding incentive compensation, incentive payments, bonuses, awards, and other compensation.

  2.8 "Designated Subsidiary" shall mean each Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

  2.9 "Employee" shall mean an individual who renders services to the Company or to a Designated Subsidiary pursuant to a regular-status employment relationship with such employer. A person rendering services to the Company or to a Designated Subsidiary purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

  2.10 "Enrollment Date" shall mean the first day of each Offering Period.

  2.11 "Fair Market Value"

  2.11.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the last Trading Day prior to the day of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

  2.11.2 If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the last Trading Day prior to the day of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

  2.11.3 In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

  2.12 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System or such other quotation system that supersedes it.

  2.13 "Offering Period" shall mean the period of approximately six (6) months, commencing on the first Trading Day on or after a date designated in advance by the Board and terminating on the last Trading Day in the period ending six months later, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to
Section 4 of this Plan.

  2.14 "Participant" shall mean any Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and has completed a Payroll Deduction Authorization Form.

  2.15 "Payroll Participation Form" shall mean the form attached hereto as Exhibit A (or such other form as may be provided by the Company) on which a Participant shall elect to participate in the Plan and designate the percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

  2.16 "Plan" shall mean this Employee Stock Purchase Plan.

  2.17 "Purchase Date" shall mean the last day of each Offering Period.

  2.18 "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date or (ii) on the Purchase Date, whichever is lower.

  2.19 "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

  2.20 "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company of a Subsidiary.

  2.21 "Trading Day" shall mean a day on which national stock exchanges and Nasdaq are open for trading.

  3. Eligibility.

  3.1 A person shall become eligible to participate in the Plan on the first Enrollment Date on or after which he or she first meets all of the following requirements; provided, however, that no one shall become eligible to participate in the Plan prior to the Enrollment Date of the first Offering Period provided for in Section 2.13:

  3.1.1 The person's customary period of employment is for more than twenty
(20) hours per week;

  3.1.2 The person's customary period of employment is for more than five (5) months in any calendar year.

  3.2 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (under Section 423 of the Code) of the Company and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

  3.3 For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, eligibility to participate in the Plan will be deemed to have terminated on the 91st day of such leave.

  4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing on a date designated in advance by the Board, and continuing for six month periods thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

  5. Participation.

  5.1 An eligible Employee may become a Participant in the Plan by completing a Payroll Participation Form and filing it with the Company's Administration Department (as set forth in Section 20 below) at least fifteen (15) days prior to the applicable Enrollment Date, unless a later time for filing the Payroll Participation Form is set by the Board for all eligible Employees with respect to a given Offering Period.

  5.2 Payroll deductions for a Participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in Section 10 hereof.

  6. Payroll Deductions.

  6.1 At the time a Participant files his or her Payroll Participation Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Participant's Compensation during said Offering Period.

  6.2 A Participant shall specify that he or she desires to make contributions to the Plan in whole percentages not less than one percent (1%) and not more than ten percent (10%) of the Participant's Compensation during each pay period in the Offering Period, or such other minimum or maximum percentage as the Board shall establish from time to time.

  6.3 All payroll deductions made for a Participant shall be credited to his or her Account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such Account.

  6.4 A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company (as set forth in Section 20 below) a new Payroll Participation Form authorizing a change in payroll deduction rate. A Participant is limited to making one change during an Offering Period. The change in rate shall be effective with the first full payroll period following fifteen (15) days after the Company's receipt of a new Payroll Participation Form unless the Company elects to process a given change in participation more quickly. A Participant's Payroll Participation Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

  6.5 Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant's payroll deductions shall be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250 (85% of $25,000). Payroll deductions shall recommence at the rate provided in such Participant's Payroll Participation Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

  6.6 At the time the option is exercised, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

  7. Option to Purchase Common Stock. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 12 hereof. Purchase of the Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to
Section 10, and the option shall expire on the last day of the Offering
Period.

  8. Purchase of Common Stock. Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

  9. Delivery. As promptly as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate for the shares of Common Stock purchased with his or her payroll deductions.

  10. Withdrawal; Termination of Employment.

  10.1 A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to purchase shares of Common Stock under the Plan by giving written notice in the form of Exhibit B to this Plan (or such other form as may be provided by the Company) to the Company (as set forth in Section 20 below) no less than 15 days immediately preceding a Purchase Date. All of the Participant's payroll deductions credited to his or her Account will be paid to such Participant as soon as practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Payroll Participation Form.

  10.2 Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a Participant failing to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account shall be returned to the Participant; or, in the case of death, to the persons entitled thereto under Section 14, and such Participant's option shall be automatically terminated.

  11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

  12. Stock.

  12.1 The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
Section 18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

  12.2 The Participant will have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased.

  12.3 Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

  13. Administration.

  13.1 Administrative Body. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

  13.2 Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection 13.1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

  14. Designation of Beneficiary.

  14.1 A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to a Purchase Date.

  14.2 Such designation of beneficiary may be changed by the Participant at any time by written notice as provided in Section 20 below. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

  15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

  16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

  17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

  18. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

  18.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

  18.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

  18.3 Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or any equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date") or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for his option has been changed to the New Purchase Date and that his option will be exercised automatically on the New Purchase Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

  19. Amendment or Termination.

  19.1 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Purchase Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

  19.2 Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

  19.3 The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 423 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

  20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company by the Company's Chief Financial Officer at the Company's corporate headquarters.

  21. Conditions Upon Issuance of Shares of Common Stock. Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

  22. Term of Plan.

  22.1 The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to Section 19.

  22.2 Notwithstanding the above, the Plan is expressly made subject (i) to the approval of the shareholders of the Company within 12 months after the date the Plan is adopted and (ii) at its election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming the qualification of the Plan within the meaning of Section 423 of the Code. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted, and if, at the election of the Company a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan's adoption by the Board, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to him or her.

  23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                              FLIR SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the "Company"), hereby appoints J. Kenneth Stringer III and Robert P. Daltry, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on Wednesday, June 2, 1999 at the World Trade Center, 25 S.W. Salmon Street, Portland, Oregon 97204 and any adjournment or postponements thereof upon the following matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

                          (continued and to be signed and dated on reverse side)

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                                Please mark
                                                                 your votes  [X]
                                                               as indicated

1. Election of two directors, each of a three-year term.

   Nominees: Robert P. Daltry and John C. Hart


                      FOR the                   WITHHOLD
                  nominees listed          AUTHORITY to vote
                 below (except as           for all nominees
                 indicated below)             listed below
                        [ ]                       [ ]

   INSTRUCTION: To withhold authority to vote for any nominees write that nominee's name(s) in this space:

   -----------------------------------

2. Approval of 1999 Employee Stock Purchase Plan.

                     FOR          AGAINST          ABSTAIN
                     [ ]            [ ]              [ ]

3. Ratification of appointment of auditors.

                     FOR          AGAINST          ABSTAIN
                     [ ]            [ ]              [ ]

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.


                                       -----------------------------------------
                                       Typed or Printed name(s)

                                       -----------------------------------------
                                       Authorized Signature

                                       -----------------------------------------
                                       Title or authority, if applicable

                                       -----------------------------------------
                                       Date

                                       Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .